UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020 (August 3, 2020)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

Satisfaction and Discharge of 5.000% Senior Secured Notes due 2023

On June 30, 2020, WMG Acquisition Corp. (the “Issuer”) elected to call for redemption in full all of its outstanding 5.000% Senior Secured Notes due 2023 (the “5.000% Notes”), issued pursuant to the indenture, dated as of November 1, 2012 (the “Base Indenture”), among the Issuer, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Credit Suisse AG, as Notes Authorized Agent, as supplemented by the fifth supplemental indenture, dated as of July 27, 2016 (the “Fifth Supplemental Indenture”), and as supplemented by the tenth supplemental indenture, dated as of June 26, 2020 (the “Tenth Supplemental Indenture” and, together with the Fifth Supplemental Indenture and the Base Indenture, the “5.000% Notes Indenture”), in accordance with the terms of the 5.000% Notes Indenture. On August 3, 2020, the Issuer irrevocably deposited, or caused to be irrevocably deposited, with the Trustee, funds solely for the benefit of the holders of the 5.000% Notes in an amount sufficient to pay principal, premium and accrued interest on all of the outstanding 5.000% Notes to, but not including, the date of redemption and all other sums payable under the 5.000% Notes Indenture. The Trustee executed and delivered acknowledgements of satisfaction, discharge and release, dated as of August 3, 2020, with respect to the satisfaction and discharge of the 5.000% Notes and the 5.000% Notes Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: August 3, 2020

[Signature Page to Closing 8-K]